                                                                   Exhibit 99.1


                                [LUMINEX LOGO]

     LUMINEX CORPORATION REPORTS FOURTH QUARTER AND YEAR END 2004 RESULTS:
                          REVENUES UP 7% OVER Q4 2003


Austin, TX - February 9, 2005 / PRNewswire-FirstCall / -- Luminex Corporation (Nasdaq: LMNX) today announced its financial results for the fourth quarter and year ended December 31, 2004.

Revenue for the fourth quarter of 2004 was $9.1 million, up 8.3 percent from $8.4 million in the fourth quarter of 2003. Net loss for the fourth quarter 2004 was $1.2 million or ($0.04) per share, compared with a net loss of $0.6 million or ($0.02) per share in the fourth quarter of 2003. Gross margins were 42 percent in the fourth quarter 2004, equal to those achieved in the fourth quarter of 2003.

Revenue for the fourth quarter of 2004 consisted of $4.5 million from the sale of 191 Luminex systems, $2.3 million from the sale of consumables, $1.0 million of royalties, and $1.3 million of other revenue. Other revenue includes training revenue, shipping revenue, extended service contract sales, miscellaneous part sales, amortized license fees, and other special project revenue.

Revenue for the full year 2004 was $35.9 million, up 36.5 percent from $26.3 million in 2003. Net loss for the full year 2004 was $3.6 million or ($0.12) per share, compared with $4.2 million or ($0.14) per share for 2003.

At December 31, 2004, the company had $36.1 million in cash, cash equivalents, short term and long-term investments as compared with $39.5 million at December 31, 2003. The company maintains its investments in highly liquid securities.

"We are encouraged by our strong annual growth driven by our growing installed base of systems. We are also pleased that our royalties achieved a key milestone with revenue over $1.0 million in the quarter. We hold royalty-bearing sales reported by our partners in high regard and we use that metric to determine the rate and extent of our penetration in our focus market segments. Additionally, we have been able to keep our cash burn at a relatively low rate by more effectively managing our balance sheet," said Patrick J. Balthrop, President and Chief Executive Officer.

Luminex will host a conference call to discuss the results for the fourth quarter of 2004 and other matters at 5:00 p.m. Eastern Daylight Time on Wednesday, February 9, 2005. The call will be available via live webcast at http://luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link. A replay will be available on the Company's website.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.

The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:   Harriss T. Currie
           Vice President, Finance and CFO
           512.219.8020
           hcurrie@luminexcorp.com


                             -see attached tables-

                              LUMINEX CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                               DECEMBER 31,          DECEMBER 31,
                                                                  2004                   2003
                                                               ------------          ------------

                                        ASSETS
Current assets:
      Cash and cash equivalents ....................            $  19,238             $  39,480
      Short-term investments .......................               12,891                    --
      Accounts receivable, net .....................                5,864                 5,227
      Inventory, net ...............................                7,650                 5,178
      Other ........................................                  841                   839
                                                                ---------             ---------
      Total current assets .........................               46,484                50,724
Property and equipment, net ........................                1,383                 1,657
Long-term investments ..............................                3,991                    --
Other assets .......................................                1,317                   913
                                                                ---------             ---------
      Total assets .................................            $  53,175             $  53,294
                                                                =========             =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued liabilities .....            $   4,344             $   3,895
      Deferred revenue .............................                1,317                 1,307
                                                                ---------             ---------
      Total current liabilities ....................                5,661                 5,202
Deferred revenue ...................................                2,968                 3,257
                                                                ---------             ---------
Total liabilities ..................................                8,629                 8,459
                                                                ---------             ---------
Stockholders' equity:
      Common stock .................................                   31                    30
      Additional paid in capital ...................              131,833               125,169
      Deferred compensation ........................               (3,335)                   --
      Accumulated other comprehensive loss .........                  (88)                  (74)
      Accumulated deficit ..........................              (83,895)              (80,290)
                                                                ---------             ---------

Total stockholders' equity .........................               44,546                44,835
                                                                ---------             ---------
Total liabilities and stockholders' equity .........            $  53,175             $  53,294
                                                                =========             =========

                              LUMINEX CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               THREE MONTHS ENDED                FISCAL YEAR ENDED
                                                                   DECEMBER 31,                     DECEMBER 31,
                                                            -------------------------         -------------------------
                                                              2004             2003             2004             2003
                                                            --------         --------         --------         --------
                                                                   (unaudited)

Revenue ............................................        $  9,055         $  8,429         $ 35,880         $ 26,292
Cost of product revenue ............................           5,263            4,860           21,158           16,462
                                                            --------         --------         --------         --------
         Gross profit ..............................           3,792            3,569           14,722            9,830
Operating expenses:
         Research and development ..................             908              807            3,802            3,207
         Selling, general and administrative .......           4,271            3,532           15,084           13,098
                                                            --------         --------         --------         --------
         Total operating expenses ..................           5,179            4,339           18,886           16,305
                                                            --------         --------         --------         --------
Loss from operations ...............................          (1,387)            (770)          (4,164)          (6,475)
         Other income, net .........................             206              127              572              426
         Settlement of litigation ..................              --               --               --            1,840
         Income taxes ..............................              --               --              (13)              --
                                                            --------         --------         --------         --------
Net loss ...........................................        $ (1,181)        $   (643)        $ (3,605)        $ (4,209)
                                                            ========         ========         ========         ========
Net loss per share, basic and diluted ..............        $  (0.04)        $  (0.02)        $  (0.12)        $  (0.14)
                                                            ========         ========         ========         ========
Shares used in computing net loss per
         share, basic and diluted ..................          30,844           30,241           30,698           29,814
                                                            ========         ========         ========         ========
EBITDA (A) .........................................        $ (1,172)        $   (526)        $ (3,284)        $ (5,374)
                                                            ========         ========         ========         ========

(A) - Management believes that EBITDA is a meaningful measurement of operating performance as it excludes certain charges that we believe are not indicative of our core operating results and therefore provides a useful measurement to compare our performance with our competitors in the biotechnology products and services industry. However, the calculation of EBITDA has no basis in Generally Accepted Accounting Principals ("GAAP"). The presentation of this non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

         A reconciliation to operating loss, a corresponding measure under GAAP is as follows:



         Loss from operations ......................        $(1,387)        $(770)        $(4,164)        $(6,475)
         Add: Depreciation and amortization ........            215           244             880           1,101
                                                            -------         -----         -------         -------
         EBITDA ....................................        $(1,172)        $(526)        $(3,284)        $(5,374)
                                                            =======         =====         =======         =======